SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SOUTHERN COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

GEORGIA	58-2639705
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

525 NORTH JEFF DAVIS DRIVE
FAYETTEVILLE, GEORGIA 30214
(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:

Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

NONE	NONE

Securities registered pursuant to Section 12(g) of the Act:

COMMON STOCK, NO PAR VALUE
(Title of class)

SIGNATURE

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

     The description of the Common Stock, no par value, of Southern Community Bancshares, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Description of Capital Stock” in the Company’s Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2002 (File No. 333-860082), and as amended by Amendment No. 1 thereto, as filed with the Commission on May 23, 2002, Amendment No. 2 thereto, as filed with the Commission on June 13, 2002, and Amendment No. 3 thereto, as filed with the Commission on June 25, 2002.

ITEM 2. EXHIBITS

1.	Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, as filed with the Commission on April 12, 2002 (File No. 333-860082)).

2.	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2, as filed with the Commission on April 12, 2002 (File No. 333-860082)).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHERN COMMUNITY BANCSHARES, INC. (Registrant)

Date: April 29, 2003	By:	/s/ Gary D. McGaha Gary D. McGaha President and Chief Executive Officer